Exhibit 10.1

AMENDMENT NO. 6 TO THE CREDIT AGREEMENT

AMENDMENT NO. 6 TO THE CREDIT AGREEMENT (this “Amendment”), dated as of June 21, 2019, among HILTON WORLDWIDE FINANCE LLC, a Delaware limited liability company (the “Borrower”), HILTON WORLDWIDE PARENT LLC, a Delaware limited liability company ( “Intermediate Parent”), HILTON WORLDWIDE HOLDINGS INC., a Delaware corporation (“Parent”), the other Loan Parties party hereto, DEUTSCHE BANK AG NEW YORK BRANCH (“DB”), as Administrative Agent (in such capacity, the “Administrative Agent”), the L/C Issuers, the Swing Line Lender and each Lender party hereto.

PRELIMINARY STATEMENTS:

(1) The Borrower, Intermediate Parent, Parent, the Administrative Agent, the other Lenders party thereto and the other Agents party thereto are party to a Credit Agreement, dated as of October 25, 2013 (as the same may have been amended, supplemented or otherwise modified prior to the date hereof, including pursuant to Amendment No. 1 dated as of August 18, 2016, Amendment No. 2 dated as of November 21, 2016, Amendment No. 3 dated as of March 16, 2017, Amendment No. 4 dated as of April 19, 2018 and Amendment No. 5 dated as of June 5, 2019), among the Borrower, Parent, Intermediate Parent, the other Loan Parties party thereto, the Administrative Agent, the L/C Issuers, the Swing Line Lender and each Lender party thereto (the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement (as amended by this Amendment).

(2) Pursuant to Section 2.15 of the Credit Agreement, the Borrower has requested Refinancing Term Loans (the “Refinancing Term Loans”; and the Person making such loans, the “Refinancing Term Lender”) to refinance in full the Series B-2 Term Loans outstanding on the Amendment No. 6 Effective Date (immediately prior to the effectiveness of this Amendment) (collectively, the “Refinanced Series B-2 Term Loans”).

(3) The Borrower, the Administrative Agent, the Refinancing Term Lender, the Revolving Credit Lenders (which, together with the Refinancing Term Lender, constitute all Lenders under the Credit Agreement), the L/C Issuers and the Swing Line Lender have agreed to amend the Credit Agreement to effect the changes described above and other changes as hereinafter set forth.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement.

The Credit Agreement is, effective as of the Amendment No. 6 Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

(a) The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

(b) Schedule 1.01A to the Credit Agreement as it relates to the Term Lenders and their Term Commitments is hereby deleted in its entirety and replaced with Schedule 1.01A to this Amendment.

SECTION 2. Conditions of Effectiveness to Amendment No. 6 . Section 1 of this Amendment shall become effective on the date (the “Amendment No. 6 Effective Date”) when, and only when, the following conditions shall have been satisfied:

(a) The Administrative Agent shall have received counterparts of this Amendment executed by each Loan Party, the Refinancing Term Lender, each Revolving Credit Lender, the Swing Line Lender, each L/C Issuer and the Administrative Agent or, as to any of the Lenders, written evidence reasonably satisfactory to the Administrative Agent that such Lender has executed this Amendment.

(b) The Administrative Agent shall have received, for the account of the persons entitled to thereto, evidence of payment of (a) all reasonable and documented out of pocket costs and expenses of the Administrative Agent for which, in the case of expenses, reasonably detailed invoices have been presented (including the reasonable fees and expenses of Davis Polk & Wardwell LLP) and (b) all fees required to be paid by the Borrower in connection with this Amendment.

(c) (1) The representations and warranties of each Loan Party contained in Section 4 of this Amendment, Article V of the Credit Agreement and in any other Loan Document, are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the Amendment No. 6 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) and (2) no Default or Event of Default has occurred and is continuing, or would result from the occurrence of the Amendment No. 6 Effective Date, and the Administrative Agent shall have received a certificate of the Borrower dated as of the Amendment No. 6 Effective Date signed on behalf of the Borrower by a Responsible Officer of the Borrower, certifying on behalf of the Borrower thereto.

(d) The Administrative Agent shall have received such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party, certificates or memorandums and articles of incorporation, certificates of limited partnership or certificates of formation, including all amendments thereto, of each Loan Party, certified (as of a recent date), if applicable, by the secretary of state (or other similar official) of the jurisdiction of its organization or incorporation, as the case may be (or, if applicable, confirming no change to such documents since the date last delivered to the Administrative Agent), certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party or is to be a party on the Amendment No. 6 Effective Date.

(e) The Administrative Agent shall have received a favorable opinion of Simpson Thacher & Bartlett LLP, New York counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent.

(f) The aggregate outstanding amount of principal, interest and fees accrued under the Credit Agreement with respect to the Refinanced Series B-2 Term Loans on or prior to the Amendment No. 6 Effective Date (immediately prior to the effectiveness of this Amendment) shall have been paid in full.

(g) The Refinancing Term Lender shall have received, if requested at least two Business Days in advance of the Amendment No. 6 Effective Date, a Term Note payable to the order of the Refinancing Term Lender duly executed by the Borrower in substantially the form of Exhibit D-1 to the Credit Agreement, as applicable, in each case as modified by this Amendment.

(h) The Refinancing Term Lender and the Administrative Agent shall have received at least 3 days prior to the Amendment No. 6 Effective Date all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act that has been requested in writing at least 10 days prior to the Amendment No. 6 Effective Date.

(i) At least three Business Days prior to the Amendment No. 6 Effective Date, to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall deliver, to the Refinancing Term Lender that so requests in writing at least 10 days prior to the Amendment No. 6 Effective Date, a Beneficial Ownership Certification.

(j) The Administrative Agent shall have received a payment in the amount of $500,000,000 to effect the voluntary prepayment of the Refinancing Term Loans in accordance with Section 2.05 of the Credit Agreement (such amount, the “Prepayment Amount”), which shall be applied first to scheduled amortization of the Series B-2 Term Loans.

SECTION 3. Amendment Transactions.

(a) Subject to the terms and conditions set forth herein, the Refinancing Term Lender severally agrees to make Refinancing Term Loans to the Borrower on the Amendment No. 6 Effective Date in an aggregate amount equal to $3,119,286,250, which Refinancing Term Loans shall be applied to the prepayment and refinancing in full of the entire outstanding amount of the Refinanced Series B-2 Term Loans, together with accrued and unpaid interest thereon, as of the date hereof (immediately prior to the effectiveness of this Amendment) (the “Refinancing”).

(b) Immediately after giving effect to the Refinancing, the Borrower shall effect the prepayment of a portion of the Refinancing Term Loans in the amount of the Prepayment Amount (the transactions in this clause (b), the “Prepayment”).

(c) The Refinancing Term Lender and the Administrative Agent acknowledge and agree that (i) certain of the Series B-2 Term Lenders who hold Refinanced Series B-2 Term Loans may agree, by executing and delivering a Series B-2 Lender Agreement in the form of Annex I hereto and selecting the “Cashless Settlement Option”, to convert, exchange or “cashlessly roll” all of their Refinanced Series B-2 Term Loans to or for Refinancing Term Loans (immediately after giving effect to the Prepayment) (the “Cashless Roll”) and immediately after giving effect to the Cashless Roll, the Series B-2 Lenders who hold Refinancing Term Loans will be as set forth in Schedule 1.01A (after giving effect this Amendment), (ii) all notice requirements set forth in the Credit Agreement with respect to the refinancing contemplated by this Amendment have been satisfied and (iii) and no payment under Section 3.05 of the Credit Agreement shall be required as a result of any payment or deemed payment of any outstanding Series B-2 Term Loans on the Amendment No. 6 Effective Date.

SECTION 4. Representations and Warranties. Each Loan Party represents and warrants to the Agents and the Lenders that:

(a) Each Loan Party and each Restricted Subsidiary (i) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and (ii) has all requisite power and authority to execute and deliver this Amendment and perform its obligations under this Amendment and the Loan Documents to which it is a party.

(b) The execution and delivery by each Loan Party of this Amendment and the performance under this Amendment and the Loan Documents to which such Person is a party, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any applicable Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (ii)(x), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

(c) No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution and delivery of this Amendment or performance by, or enforcement against, any Loan Party of this Amendment or any Loan Document.

(d) This Amendment has been duly executed and delivered by each Loan Party that is party hereto. This Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party that is party hereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 5. Reference to and Effect on the Credit Agreement and the Loan Documents.

(a) On and after the Amendment No. 6 Effective Date, (i) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment, (ii) each reference to “Term Loans” and “Series B-2 Term Loans” in the Credit Agreement shall be deemed to include a reference to the Refinancing Term Loans made available hereunder and (iii) the Refinancing Term Lender (or its successors and assigns, as applicable) shall be a “Series B-2 Term Lender” and a “Term Lender” for the purposes of the Credit Agreement. This Amendment constitutes a “Refinancing Amendment” and a “Loan Document” under and for all purposes of the Loan Documents.

(b) The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations (including, for the avoidance of doubt, all Obligations in respect of the Refinancing Term Loans made available hereunder) of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d) Each Loan Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Loan Documents (including, without limitation, the grant of security made by such Loan Party pursuant to the Security Agreement) and confirms that such liens and security interests continue to secure the Obligations under the Loan Documents (including, for the avoidance of doubt, all Obligations in respect of the Refinancing Term Loans made available hereunder), subject to the terms thereof and (iii) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations (including, for the avoidance of doubt, all Obligations in respect of the Refinancing Term Loans made available hereunder) pursuant to the Guaranty.

SECTION 6. Costs and Expenses. The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 10.04 of the Credit Agreement.

SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic delivery (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HILTON WORLDWIDE FINANCE LLC

By:	/s/ W. Steven Standefer
Name: W. Steven Standefer
Title: Senior Vice President

HILTON WORLDWIDE HOLDINGS INC.

By:	/s/ W. Steven Standefer
Name: W. Steven Standefer
Title: Senior Vice President

HILTON WORLDWIDE PARENT LLC

By:	/s/ W. Steven Standefer
Name: W. Steven Standefer
Title: Senior Vice President

Hilton - Amendment No. 6 to Credit Agreement

90210 BILTMORE MANAGEMENT, LLC
90210 DESERT RESORTS MANAGEMENT CO., LLC
90210 GRAND WAILEA MANAGEMENT CO., LLC
90210 LLC
90210 MANAGEMENT COMPANY, LLC
ANDIAMO’S O’HARE, LLC
BALLY’S GRAND PROPERTY SUB I, LLC
BLUE BONNET SECURITY, LLC
CANOPY BRAND MANAGEMENT LLC
CHESTERFIELD VILLAGE HOTEL, LLC
CONRAD INTERNATIONAL (BELGIUM) LLC
CONRAD INTERNATIONAL (EGYPT) RESORTS CORPORATION
CONRAD INTERNATIONAL (INDONESIA) CORPORATION
CONRAD INTERNATIONAL MANAGE (CIS) LLC
CONRAD MANAGEMENT LLC
CURIO BRAND MANAGEMENT LLC
CURIO MANAGEMENT LLC
DESTINATION RESORTS LLC
DOUBLETREE HOTEL SYSTEMS LLC
DOUBLETREE HOTELS LLC
DOUBLETREE LLC
DOUBLETREE MANAGEMENT LLC
DT MANAGEMENT LLC
DT REAL ESTATE, LLC
DTM ATLANTA/LEGACY, INC.
DTR FCH HOLDINGS, INC.
EMBASSY DEVELOPMENT LLC
EMBASSY SUITES CLUB NO. 1, INC.
EMBASSY SUITES CLUB NO. THREE, INC.
EMBASSY SUITES CLUB NO. TWO, INC.
EMBASSY SUITES MANAGEMENT LLC
FLORIDA CONRAD INTERNATIONAL CORP.
HAMPTON INNS MANAGEMENT LLC
HIC FIRST LLC
HIC GAMING CALIFORNIA, INC.
HIC HOLDINGS LLC
HIC HOTELS U.S.A. LLC
HIC RACING CORPORATION
HIC SAN PABLO, L.P.
HIC SAN PABLO LIMITED, INC.
HIC SECOND LLC
HILTON BEVERAGE LLC
HILTON CHICAGO BEVERAGE I LLC
HILTON CHICAGO BEVERAGE II LLC
HILTON CHICAGO BEVERAGE III LLC
HILTON CHICAGO BEVERAGE IV LLC
HILTON CORPORATE DIRECTOR LLC

Hilton - Amendment No. 6 to Credit Agreement

HILTON DOMESTIC MANAGEMENT LLC
HILTON DOMESTIC FRANCHISE LLC
HILTON DOMESTIC OPERATING COMPANY INC.
HILTON EL CON MANAGEMENT LLC
HILTON EL CON OPERATOR LLC
HILTON FRANCHISE HOLDING LLC
HILTON GARDEN INNS MANAGEMENT LLC
HILTON HAWAII CORPORATION
HILTON HONORS WORLDWIDE LLC
HILTON HOLDINGS, LLC
HILTON HOSPITALITY, LLC
HILTON ILLINOIS, LLC
HILTON ILLINOIS HOLDINGS LLC
HILTON INTERNATIONAL HOLDING LLC
HILTON MANAGEMENT LLC
HILTON NUS HSS, INC.
HILTON SAN DIEGO LLC
HILTON SUPPLY MANAGEMENT LLC
HILTON SYSTEMS SOLUTIONS, LLC
HILTON WORLDWIDE FINANCE CORP.
HLT AUDUBON LLC
HLT CONRAD DOMESTIC LLC
HLT ESP INTERNATIONAL FRANCHISE LLC
HLT ESP INTERNATIONAL FRANCHISOR CORPORATION
HLT ESP INTERNATIONAL MANAGE LLC
HLT ESP INTERNATIONAL MANAGEMENT CORPORATION
HLT ESP MANAGE LLC
HLT EXISTING FRANCHISE HOLDING LLC
HLT HSM HOLDING LLC
HLT HSS HOLDING LLC
HLT JV ACQUISITION LLC
HLT LIFESTYLE INTERNATIONAL FRANCHISE LLC
HLT LIFESTYLE INTERNATIONAL FRANCHISOR CORPORATION
HLT LIFESTYLE INTERNATIONAL MANAGE LLC
HLT LIFESTYLE INTERNATIONAL MANAGEMENT CORPORATION
HLT LIFESTYLE MANAGE LLC
HLT PALMER LLC
HOME2 BRAND MANAGEMENT LLC
HOMEWOOD SUITES MANAGEMENT LLC
HOTEL CLUBS OF CORPORATE WOODS, INC.
HOTELS STATLER COMPANY, INC.
HPP HOTELS USA LLC
HPP INTERNATIONAL LLC
INNVISION, LLC

Hilton - Amendment No. 6 to Credit Agreement

INTERNATIONAL RIVERCENTER LESSEE, L.L.C.
LXR MANAGEMENT LLC
PEACOCK ALLEY SERVICE COMPANY, LLC
POTTER’S BAR PALMER HOUSE, LLC
PROMUS HOTEL SERVICES, INC.
PROMUS HOTELS FLORIDA LLC
PROMUS HOTELS LLC
PROMUS HOTELS PARENT LLC
SALC, INC.
TAPESTRY MANAGEMENT LLC
TRU BRAND MANAGEMENT LLC
WA COLLECTION INTERNATIONAL, LLC
WALDORF=ASTORIA MANAGEMENT LLC
WASHINGTON HILTON, L.L.C.
HOME2 MANAGEMENT LLC
MOTTO MANAGEMENT LLC
SIGNIA HOTEL MANAGEMENT LLC

By:	/s/ W. Steven Standefer
Name: W. Steven Standefer
Title: Senior Vice President

Hilton - Amendment No. 6 to Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH,
as the Refinancing Term Lender, Administrative Agent, Swing Line Lender, an L/C Issuer and a Revolving Credit Lender

By:	/s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Vice President

By:	/s/ Michael Strobel
Name: Michael Strobel
Title: Vice President

Hilton - Amendment No. 6 to Credit Agreement

Goldman Sachs Lending Partners,
as a Revolving Credit Lender and a L/C Issuer

By:	/s/ Thomas M. Manning
Name: Thomas M. Manning
Title: Authorized Signatory

Hilton - Amendment No. 6 to Credit Agreement

Wells Fargo Bank, National Association,
as a Revolving Credit Lender and a L/C Issuer

By:	/s/ Mark F. Monahan
Name: Mark. F. Monahan
Title: Senior Vice President

Hilton - Amendment No. 6 to Credit Agreement

Bank of America, N.A.,
as a Revolving Credit Lender and a L/C Issuer

By:	/s/ Suzanne E. Pickett
Name: Suzanne E. Pickett
Title: Senior Vice President

Hilton - Amendment No. 6 to Credit Agreement

JPMorgan Chase Bank, N.A.,
as a Revolving Credit Lender and a L/C Issuer

By:	/s/ Mohammad Hasan
Name: Mohammad Hasan
Title: Executive Director

Hilton - Amendment No. 6 to Credit Agreement

Barclays Bank PLC,
as a Revolving Credit Lender and a L/C Issuer

By:	/s/ Craig Malloy
Name: Craig Malloy
Title: Director

Hilton - Amendment No. 6 to Credit Agreement

Citibank, N.A.,
as a Revolving Credit Lender and a L/C Issuer

By:	/s/ Harry Kramer
Name: Harry Kramer
Title: Vice President

Hilton - Amendment No. 6 to Credit Agreement

Morgan Stanley Bank, N.A.,
as a Revolving Credit Lender and a L/C Issuer

By:	/s/ Emanuel Ma
Name: Emanuel Ma
Title: Authorized Signatory

Hilton - Amendment No. 6 to Credit Agreement

Capital One, National Association,
as a Revolving Credit Lender

By:	/s/ Benjamin Lucas
Name: Benjamin Lucas
Title: Vice President

Hilton - Amendment No. 6 to Credit Agreement

Credit Agricole Corporate and Investment Bank,
as a Revolving Credit Lender

By:	/s/ Adam Jenner
Name: Adam Jenner
Title: Director

Hilton - Amendment No. 6 to Credit Agreement

HSBC Bank USA, National Association,
as a Revolving Credit Lender

By:	/s/ Alan Vitulich
Name: Alan Vitulich
Title: Director

Hilton - Amendment No. 6 to Credit Agreement

MUFG Bank, Ltd.,
as a Revolving Credit Lender

By:	/s/ Stephen Hall
Name: Stephen Hall
Title: Director

Hilton - Amendment No. 6 to Credit Agreement

National Westminster Bank PLC,
as a Revolving Credit Lender

By:	/s/ Luke Simpson
Name: Luke Simpson
Title: Associate Director

Hilton - Amendment No. 6 to Credit Agreement

PNC Bank, National Association,
as a Revolving Credit Lender

By:	/s/ David Notaro
Name: David Notaro
Title: SVP

Hilton - Amendment No. 6 to Credit Agreement

Standard Chartered Bank,
as a Revolving Credit Lender

By:	/s/ Daniel Mattern
Name: Daniel Mattern
Title: Associate Director

Hilton - Amendment No. 6 to Credit Agreement

SunTrust Bank,
as a Revolving Credit Lender

By:	/s/ Katie Lundin
Name: Katie Lundin
Title: Director

Hilton - Amendment No. 6 to Credit Agreement

U.S. Bank National Association,
as a Revolving Credit Lender

By:	/s/ Steven L. Sawyer
Name: Steven L. Sawyer
Title: Senior Vice President

Hilton - Amendment No. 6 to Credit Agreement

Schedule 1.01A

[On file with the Administrative Agent]

2

EXHIBIT A

CREDIT AGREEMENT

Dated as of October 25, 2013,

As amended by Amendment No. 1 dated as of August 18, 2016

As amended by Amendment No. 2 dated as of November 21, 2016

As amended by Amendment No. 3 dated as of March 16, 2017

As amended by Amendment No. 4 dated as of April 19, 2018

As amended by Amendment No. 5 dated as of June 5, 2019

As amended by Amendment No. 6 dated as of June 21, 2019

Among

HILTON WORLDWIDE HOLDINGS INC.,

as Parent,

HILTON WORLDWIDE PARENT LLC,

as Intermediate Parent,

HILTON WORLDWIDE FINANCE LLC,

as the Borrower,

THE OTHER GUARANTORS PARTY HERETO FROM TIME TO TIME

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, and

THE OTHER LENDERS PARTY HERETO FROM TIME TO TIME

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

and

GOLDMAN SACHS LENDING PARTNERS LLC,

as Co-Syndication Agents,

J.P. MORGAN SECURITIES LLC,

MORGAN STANLEY SENIOR FUNDING, INC.,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

CREDIT SUISSE SECURITIES (USA) LLC,

CITIGROUP GLOBAL MARKETS INC.,

BARCLAYS BANK PLC,

MACQUARIE CAPITAL (USA) INC.

HSBC SECURITIES (USA) INC.,

THE ROYAL BANK OF SCOTLAND PLC,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

and

SUMITOMO MITSUI BANKING CORPORATION,

as Co-Documentation Agents

DEUTSCHE BANK SECURITIES INC.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

J.P. MORGAN SECURITIES LLC,

MORGAN STANLEY SENIOR FUNDING, INC., and

GOLDMAN SACHS LENDING PARTNERS LLC,

as Joint Lead Arrangers and Joint Bookrunners

and

WELLS FARGO SECURITIES, LLC

as Joint Bookrunner

Hilton - Amendment No. 6 to Credit Agreement

TABLE OF CONTENTS

Page
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS	1

SECTION 1.01 Defined Terms	1
SECTION 1.02 Other Interpretive Provisions	~~70~~71
SECTION 1.03 Accounting Terms	~~70~~72
SECTION 1.04 Rounding	~~71~~72
SECTION 1.05 References to Agreements, Laws, Etc.	~~71~~72
SECTION 1.06 Times of Day	~~71~~72
SECTION 1.07 Timing of Payment or Performance	~~71~~74
SECTION 1.08 Cumulative Credit Transactions	~~71~~74
SECTION 1.09 Divisions.	74

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS	~~71~~74

SECTION 2.01 The Loans	~~71~~74
SECTION 2.02 Borrowings, Conversions and Continuations of Loans	~~72~~74
SECTION 2.03 Letters of Credit	~~74~~76
SECTION 2.04 Swing Line Loans	~~84~~85
SECTION 2.05 Prepayments	~~87~~89
SECTION 2.06 Termination or Reduction of Commitments	~~99~~102
SECTION 2.07 Repayment of Loans	~~100~~102
SECTION 2.08 Interest	~~100~~101
SECTION 2.09 Fees	~~101~~102
SECTION 2.10 Computation of Interest and Fees	~~101~~103
SECTION 2.11 Evidence of Indebtedness	~~101~~103
SECTION 2.12 Payments Generally	~~102~~104
SECTION 2.13 Sharing of Payments	~~104~~106
SECTION 2.14 Incremental Credit Extensions	~~105~~106
SECTION 2.15 Refinancing Amendments	~~111~~112
SECTION 2.16 Extension of Term Loans; Extension of Revolving Credit Loans	~~112~~113
SECTION 2.17 Defaulting Lenders	~~115~~117

ARTICLE III
TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY	~~117~~119

SECTION 3.01 Taxes	~~117~~119
SECTION 3.02 Illegality	~~120~~122
SECTION 3.03 Inability to Determine Rates	~~121~~124
SECTION 3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans	~~121~~124
SECTION 3.05 Funding Losses	~~122~~124
SECTION 3.06 Matters Applicable to All Requests for Compensation	~~123~~125
SECTION 3.07 Replacement of Lenders under Certain Circumstances	~~124~~126
SECTION 3.08 Survival	~~125~~127

i

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS	~~126~~128

SECTION 4.01 Conditions to Initial Credit Extension	~~126~~128
SECTION 4.02 Conditions to All Credit Extensions	~~128~~130

ARTICLE V
REPRESENTATIONS AND WARRANTIES	~~128~~130

SECTION 5.01 Existence, Qualification and Power; Compliance with Laws	~~128~~130
SECTION 5.02 Authorization; No Contravention	~~129~~131
SECTION 5.03 Governmental Authorization; Other Consents	~~129~~131
SECTION 5.04 Binding Effect	~~129~~131
SECTION 5.05 Financial Statements; No Material Adverse Effect	~~130~~132
SECTION 5.06 Litigation	~~130~~132
SECTION 5.07 [Reserved]	~~130~~132
SECTION 5.08 Ownership of Property; Liens; Real Property; Management Agreements and Franchise Agreements	~~130~~132
SECTION 5.09 Environmental Matters	~~131~~133
SECTION 5.10 Taxes	~~132~~134
SECTION 5.11 ERISA Compliance	~~132~~134
SECTION 5.12 Subsidiaries; Equity Interests	~~132~~134
SECTION 5.13 Margin Regulations; Investment Company Act	~~133~~135
SECTION 5.14 Disclosure	~~133~~135
SECTION 5.15 Labor Matters	~~133~~135
SECTION 5.16 [Reserved]	~~134~~136
SECTION 5.17 Intellectual Property; Licenses, Etc.	~~134~~136
SECTION 5.18 Solvency	~~134~~136
SECTION 5.19 Subordination of Junior Financing; First Lien Obligations	~~134~~136
SECTION 5.20 OFAC; USA PATRIOT Act; FCPA	~~134~~136
SECTION 5.21 Security Documents	~~135~~137

ARTICLE VI
AFFIRMATIVE COVENANTS	~~136~~138

SECTION 6.01 Financial Statements	~~136~~138
SECTION 6.02 Certificates; Other Information	~~137~~139
SECTION 6.03 Notices	~~139~~141
SECTION 6.04 Payment of Obligations	~~139~~141
SECTION 6.05 Preservation of Existence, Etc.	~~140~~142
SECTION 6.06 Maintenance of Properties	~~140~~142
SECTION 6.07 Maintenance of Insurance	~~140~~142
SECTION 6.08 Compliance with Laws	~~141~~143
SECTION 6.09 Books and Records	~~141~~143
SECTION 6.10 Inspection Rights	~~141~~143
SECTION 6.11 Additional Collateral; Additional Guarantors	~~141~~143
SECTION 6.12 Compliance with Environmental Laws	~~143~~145

SECTION 6.13 Further Assurances	~~143~~145
SECTION 6.14 Designation of Subsidiaries	~~144~~146
SECTION 6.15 Maintenance of Ratings	~~144~~146

ARTICLE VII
NEGATIVE COVENANTS	~~144~~146

SECTION 7.01 Liens	~~145~~147
SECTION 7.02 Investments	~~149~~151
SECTION 7.03 Indebtedness	~~152~~154
SECTION 7.04 Fundamental Changes	~~156~~158
SECTION 7.05 Dispositions	~~158~~160
SECTION 7.06 Restricted Payments	~~160~~162
SECTION 7.07 Change in Nature of Business	~~163~~165
SECTION 7.08 Transactions with Affiliates	~~163~~165
SECTION 7.09 Burdensome Agreements	~~165~~167
SECTION 7.10 Use of Proceeds	~~165~~167
SECTION 7.11 Financial Covenant	~~166~~168
SECTION 7.12 Accounting Changes	~~166~~168
SECTION 7.13 Prepayments, Etc. of Indebtedness	~~166~~168
SECTION 7.14 Permitted Activities	~~167~~169

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES	~~167~~169

SECTION 8.01 Events of Default	~~167~~169
SECTION 8.02 Remedies Upon Event of Default	~~170~~172
SECTION 8.03 Exclusion of Immaterial Subsidiaries	~~170~~172
SECTION 8.04 Application of Funds	~~171~~173
SECTION 8.05 Borrower’s Right to Cure	~~172~~174

ARTICLE IX
ADMINISTRATIVE AGENT AND OTHER AGENTS	~~172~~174

SECTION 9.01 Appointment and Authorization of Agents	~~172~~174
SECTION 9.02 Delegation of Duties	~~173~~175
SECTION 9.03 Liability of Agents	~~174~~176
SECTION 9.04 Reliance by Agents	~~174~~176
SECTION 9.05 Notice of Default	~~175~~177
SECTION 9.06 Credit Decision; Disclosure of Information by Agents	~~175~~177
SECTION 9.07 Indemnification of Agents	~~176~~177
SECTION 9.08 Agents in Their Individual Capacities	~~176~~178
SECTION 9.09 Successor Agents	~~176~~178
SECTION 9.10 Administrative Agent May File Proofs of Claim	~~177~~179
SECTION 9.11 Collateral and Guaranty Matters	~~178~~180
SECTION 9.12 Other Agents; Lead Arrangers and Managers	~~179~~181
SECTION 9.13 Withholding Tax Indemnity	~~180~~182
SECTION 9.14 Appointment of Supplemental Agents	~~180~~182
SECTION 9.15 Certain ERISA Matters	185

ARTICLE X
MISCELLANEOUS	~~181~~186

SECTION 10.01 Amendments, Etc.	~~181~~186
SECTION 10.02 Notices and Other Communications; Facsimile Copies	~~184~~189
SECTION 10.03 No Waiver; Cumulative Remedies	~~185~~188
SECTION 10.04 Attorney Costs and Expenses	~~185~~188
SECTION 10.05 Indemnification by the Borrower	~~186~~189
SECTION 10.06 Payments Set Aside	~~187~~190
SECTION 10.07 Successors and Assigns	~~188~~191
SECTION 10.08 Confidentiality	~~196~~199
SECTION 10.09 Setoff	~~197~~200
SECTION 10.10 Interest Rate Limitation	~~198~~201
SECTION 10.11 Counterparts	~~198~~201
SECTION 10.12 Integration; Termination	~~198~~201
SECTION 10.13 Survival of Representations and Warranties	~~198~~202
SECTION 10.14 Severability	~~199~~202
SECTION 10.15 GOVERNING LAW	~~199~~202
SECTION 10.16 WAIVER OF RIGHT TO TRIAL BY JURY	~~200~~203
SECTION 10.17 Binding Effect	~~200~~203
SECTION 10.18 USA PATRIOT Act	~~200~~206
SECTION 10.19 No Advisory or Fiduciary Responsibility	~~200~~206
SECTION 10.20 Electronic Execution of Assignments.	~~201~~205
SECTION 10.21 Effect of Certain Inaccuracies	~~202~~205
SECTION 10.22 Judgment Currency	~~202~~205
SECTION 10.23 Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~202~~206
SECTION 10.24 Acknowledgement Regarding Any Supported QFCs	209

ARTICLE XI
GUARANTY	~~203~~207

SECTION 11.01 The Guaranty	~~203~~207
SECTION 11.02 Obligations Unconditional	~~203~~208
SECTION 11.03 Reinstatement	~~205~~209
SECTION 11.04 Subrogation; Subordination	~~205~~209
SECTION 11.05 Remedies	~~205~~209
SECTION 11.06 Instrument for the Payment of Money	~~205~~209
SECTION 11.07 Continuing Guaranty	~~205~~210
SECTION 11.08 General Limitation on Guarantee Obligations	~~205~~210
SECTION 11.09 Information	~~206~~210
SECTION 11.10 Release of Guarantors	~~206~~210
SECTION 11.11 Right of Contribution	~~206~~211
SECTION 11.12 Cross-Guaranty	~~207~~211

“Agreement” means this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees or Eurocurrency Rate or Base Rate floor; provided that OID and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness); and provided, further, that “All-In Yield” shall not include arrangement fees, structuring fees, commitment fees, underwriting fees or other fees payable to any lead arranger (or its affiliates) in connection with the commitment or syndication of such Indebtedness.

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of August 18, 2016, among the Loan Parties, the Lenders party thereto and the Administrative Agent.

“Amendment No. 3” means Amendment No. 3 to this Agreement, dated as of March 16, 2017, among the Loan Parties, the Lenders party thereto and the Administrative Agent.

“Amendment No. 4” means Amendment No. 4 to this Agreement, dated as of April 19, 2018, among the Loan Parties, the Lenders party thereto and the Administrative Agent.

“Amendment No. 5” means Amendment No. 5 to this Agreement, dated as of June 5, 2019, among the Loan Parties, the L/C Issuers, the Swing Line Lender, the Lenders party thereto and the Administrative Agent.

“Amendment No. 6” means Amendment No. 6 to this Agreement, dated as of June 21, 2019, among the Loan Parties, the L/C Issuers, the Swing Line Lender, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” means August 18, 2016.

“Amendment No. 2 Effective Date” means November 21, 2016.

“Amendment No. 3 Effective Date” means March 16, 2017.

“Amendment No. 4 Effective Date” means April 19, 2018.

“Amendment No. 5 Effective Date” means June 5, 2019.

“Amendment No. 6 Effective Date” means June 21, 2019.

“Applicable Discount” has the meaning set forth in Section 2.05(a)(v)(C)(2).

“Applicable ECF Percentage” means, for any fiscal year, (a) 50.0% if the Consolidated First Lien Net Leverage Ratio as of the last day of such fiscal year is greater than 4.60 to 1.00, (b) 25.0% if the Consolidated First Lien Net Leverage Ratio as of the last day of such fiscal year is less than or equal to 4.60 to 1.00 and greater than 3.85 to 1.00 and (c) 0.0% if the Consolidated First Lien Net Leverage Ratio as of the last day of such fiscal year is less than or equal to 3.85 to 1.00.

“Applicable L/C Fronting Sublimit” means (x) with respect to each L/C Issuer on the Amendment No. 5 Effective Date, the amount set forth opposite such L/C Issuer’s name on Schedule Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the Borrower nor any of its Affiliates may act as the Auction Agent.

3

“Audited Financial Statements” means the audited consolidated balance sheets of Holdings and its Subsidiaries as of each of December 31, 2012 and 2011 and related consolidated statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for the fiscal years ended December 31, 2012 and 2011.

“Australian Dollars” and “A$” mean lawful money of the Commonwealth of Australia.

“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.03(b)(iii).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1%, (b) the Prime Rate in effect for such day and (c) the Eurocurrency Rate for deposits in Dollars for a one-month Interest Period plus 1.00%; provided that for the avoidance of doubt, the Eurocurrency Rate for any day shall be LIBOR, at approximately 11:00 a.m. (London time) two Business Days prior to such day for deposits in Dollars with a term of one month commencing on such day. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Base Rate shall be determined without regard to clause (a) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Eurocurrency Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Rate or the Eurocurrency Rate, as the case may be.

“Base Rate Loan” means a Loan denominated in Dollars that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” has the meaning set forth in Section 10.24.

“Consolidated Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Consolidated Working Capital” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Contract Consideration” has the meaning set forth in the definition of “Excess Cash Flow.”

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning set forth in the definition of “Affiliate.”

“Covered Entity” has the meaning set forth in Section 10.24.

“Covered Party” has the meaning set forth in Section 10.24.

“Converted Restricted Subsidiary” has the meaning set forth in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning set forth in the definition of “Consolidated EBITDA.”

“Covenant Termination Event” has the meaning set forth in Article VII.

“Credit Agreement Refinancing Indebtedness” means (a) Permitted First Priority Refinancing Debt, (b) Permitted Second Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, existing Term Loans and Revolving Credit Loans (or Revolving Credit Commitments), or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (i) subject to the Permitted Earlier Maturity Indebtedness Exception, such Indebtedness has a maturity no earlier, and, in the case of Refinancing Term Loans, a Weighted Average Life to Maturity equal to or greater, than the Refinanced Debt, (ii) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees and expenses associated with the refinancing, (iii) the terms and conditions of such Indebtedness (except as otherwise provided in clause (ii) above and with respect to pricing, premiums, fees, rate floors and optional prepayment or redemption terms) are substantially identical to, or (taken as a whole) are no more favorable to the lenders or holders providing such Indebtedness, than those applicable to the of determination, other than amounts related to current or deferred Taxes based on income or profits (but excluding assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments).

“Current Liabilities” means, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis at any date of determination, all liabilities of the Borrower and the Restricted Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of Holdings and its Restricted Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is past due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves, and (e) any Revolving Credit Exposure or Revolving Credit Loans.

“Debt Fund Affiliate” means any fund managed by, or under common management with GSO Capital Partners LP, Blackstone Tactical Opportunities Fund L.P. or Blackstone Real Estate Debt Strategies L.P. and (ii) any fund managed by GSO Debt Funds Management LLC, Blackstone Debt Advisors L.P., Blackstone Distressed Securities Advisors L.P., Blackstone Mezzanine Advisors L.P. or Blackstone Mezzanine Advisors II L.P., and (iii) any other Affiliate of Holdings that is a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Revolving Loans that are Base Rate Loans plus (c) 2.0% per annum; provided that with respect to the overdue principal or interest in respect of a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan, plus 2.0% per annum, in each case to the fullest extent permitted by applicable Laws.

“Default Right” has the meaning set forth in Section 10.24.

“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.”

“Designated Equity Contribution” has the meaning set forth in Section 8.05(a).

“Discount Prepayment Accepting Lender” has the meaning set forth in Section 2.05(a)(v)(B)(2).

compared to the Employee Matters Agreement as in effect immediately prior to such amendment, supplement, waiver or modification.

“Engagement Letter” means that certain Second Amended and Restated Engagement Letter dated October 24, 2013, among the Borrower, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Lending Partners LLC, Morgan Stanley Senior Funding, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as amended, supplemented, modified or restated from time to time.

“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any applicable Law relating to pollution, protection of the Environment and natural resources, pollutants, contaminants, or chemicals or any toxic or otherwise hazardous substances, wastes or materials, or the protection of human health and safety as it relates to any of the foregoing, including any applicable provisions of CERCLA.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of or relating to the Loan Parties or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of, or liability under or relating to any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the actual or alleged presence, Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Loan Party or any Restricted Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan or a notification or corporations” within the meaning of Section 957 of the Code, (k) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary and (l) any captive insurance subsidiaries (such Subsidiaries are listed on Schedule 1.01D).

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 11.12 and any other applicable agreement for the benefit of such Guarantor and any and all applicable guarantees of such Guarantor’s Swap Obligations by other Loan Parties), at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and the Approved Counterparty applicable to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the Swap for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Existing Credit Agreement” means this Agreement as of the Amendment No. ~~4~~6 Effective Date prior to giving effect to Amendment No. ~~4~~6.

“Existing Revolver Tranche” has the meaning set forth in Section 2.16(b).

“Existing Term Loan Tranche” has the meaning set forth in Section 2.16(a).

“Expiring Credit Commitment” has the meaning set forth in Section 2.04(g).

“Extended Revolving Credit Commitments” has the meaning set forth in Section 2.16(b).

“Extended Term Loans” has the meaning set forth in Section 2.16(a).

“Extending Revolving Credit Lender” has the meaning set forth in Section 2.16(c).

“Extending Term Lender” has the meaning set forth in Section 2.16(c).

“Extension” means the establishment of an Extension Series by amending a Loan pursuant to Section 2.16 and the applicable Extension Amendment.

“Extension Amendment” has the meaning set forth in Section 2.16(d).

“Extension Election” has the meaning set forth in Section 2.16(c).

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person excluding, in the case of the Borrower and its Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or if the applicable securities or loans are not then rated by Moody’s or S&P, an equivalent rating by any other nationally recognized statistical rating agency.

“Investor Management Agreement” means an agreement among the Borrower and/or Holdings (or any direct or indirect parent entity of Holdings) and Affiliates of (or management entities associated with) one or more of the Investors, as in effect from time to time and as the same may be amended, supplemented or otherwise modified in a manner not materially adverse to the Lenders; provided that, notwithstanding any provision to the contrary contained in Section 7.08 or otherwise, any management, monitoring, consulting and advisory fees payable in arrears by the Borrower and/or Holdings and its Subsidiaries shall not exceed 2.0% of Consolidated EBITDA for such fiscal year.

“Investors” means one or more investment funds, investment partnerships or managed accounts controlled or managed by The Blackstone Group L.P. or one of its Affiliates (other than any portfolio operating companies).

“IP Rights” has the meaning set forth in Section 5.17.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Joint Bookrunners” means (i) Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Morgan Stanley Senior Funding, Inc. and Goldman Sachs Lending Partners LLC, in their respective capacities as joint bookrunners under this Agreement and under Amendment No. 1, (ii) Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Barclays Bank PLC, Goldman Sachs Lending Partners LLC, Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, National Association, in their respective capacities as joint bookrunners under Amendment No. 2, (iii) Deutsche Bank Securities Inc. and Goldman Sachs Lending Partners LLC in their respective capacities as joint bookrunners under Amendment No. 3, (iv) Deutsche Bank Securities Inc. and Goldman Sachs Lending Partners LLC in their respective capacities as joint bookrunners under Amendment No. 4 ~~and~~, (v) Deutsche Bank Securities Inc., BofA Securities, Inc., JPMorgan Chase

Bank, N.A., Wells Fargo Securities, LLC, Barclays Bank plc, Citibank, N.A., Goldman Sachs Lending Partners LLC and Morgan Stanley Senior Funding, Inc. in their respective capacities as joint bookrunners under Amendment No. 5 and (vi) Deutsche Bank Securities Inc. and Goldman Sachs Lending Partners LLC in their respective capacities as joint bookrunners under Amendment No. 6.

“Junior Financing” has the meaning set forth in Section 7.13(a).

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit J-2 hereto (which agreement in such form or with immaterial changes thereto the Collateral Agent is authorized to enter into) between the Collateral Agent and one or more collateral agents or representatives for the holders of Permitted Ratio Debt issued or incurred pursuant to Sections 7.03 (q) or (s) that are intended to be secured on a basis junior to the Obligations. Wherever in this Agreement, an Other Debt Representative is required to become party to the Junior Lien Intercreditor Agreement, if the related Indebtedness is the initial Indebtedness incurred by the Borrower or any Restricted Subsidiary to be secured by a Lien on a basis junior to the Liens securing the Obligations, then the Borrower, Holdings, the Subsidiary Guarantors, the Administrative Agent and the Other Debt Representative for such Indebtedness shall execute and deliver the Junior Lien Intercreditor Agreement.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Refinancing Term Loan, any Refinancing Term Commitment, any Extended Term Loan, any Extended Revolving Credit Commitment, any Incremental Term Loans, any Incremental Revolving Credit Commitments or any Other Revolving Credit Commitments, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents, orders, decrees, injunctions or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share or other applicable share provided for under this Agreement. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the applicable Honor Date or refinanced as a Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Disbursement” means any payment made by an L/C Issuer pursuant to a Letter of Credit.

“L/C Issuer” means Deutsche Bank AG New York Branch, any other Revolving Credit Lender listed on Schedule 1.01A as an L/C Issuer and any other Lender that becomes an L/C Issuer in accordance with Sections 2.03(k) or 10.07(k), in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. If there is more than one L/C Issuer at any given time, the term L/C Issuer shall refer to the relevant L/C Issuers.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.03(l). For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lead Arrangers” means (i) Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Morgan Stanley Senior Funding, Inc. and Goldman Sachs Lending Partners LLC, in their respective capacities as joint lead arrangers under this Agreement and under Amendment No. 1, (ii) Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Barclays Bank PLC, Goldman Sachs Lending Partners LLC, Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, National Association, in their respective capacities as joint lead arrangers under Amendment No. 2, (iii) Deutsche Bank Securities Inc. and Goldman Sachs Lending Partners LLC in their respective capacities as joint lead arrangers under Amendment No. 3, (iv) Deutsche Bank Securities Inc. and Goldman Sachs Lending Partners LLC in their respective capacities as joint lead arrangers under Amendment No. 4 ~~and~~, (v) Deutsche Bank Securities Inc., BofA Securities, Inc., JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, Barclays Bank plc, Citibank, N.A., Goldman Sachs Lending Partners LLC and Morgan Stanley Senior Funding, Inc. in their respective capacities as joint lead arrangers under Amendment No. 5 and (vi) Deutsche Bank Securities Inc. and Goldman Sachs Lending Partners LLC in their respective capacities as joint lead arrangers under Amendment No. 6.

“Lender” has the meaning set forth in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lender Default” means (i) the refusal (which may be given verbally or in writing and has not been retracted) or failure of any Lender to make available its portion of any incurrence of revolving loans or reimbursement obligations required to be made by it, which refusal or failure is not cured within two Business Days after the date of such refusal or failure; (ii) the failure of any Lender to pay over to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder within two business days of the date when due, unless subject to a good faith dispute; (iii) a Lender has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations, or has made a public statement to that effect with respect to its funding obligations, under the Revolving Credit Facility or under other agreements generally in which it commits to extend credit; (iv) a Lender has failed, within three and remedies available to the Lenders or any Agent under any Loan Document.

“Material Real Property” means any fee owned real property located in the United States that is owned by any Loan Party where the greater of (x) the cost and (y) the net book value for such real property is in excess of $25,000,000 (at the Closing Date or, with respect to real property acquired after the Closing Date, at the time of acquisition, in each case, as reasonably estimated by the Borrower in good faith, but excluding for the avoidance of doubt any real property owned in connection with the timeshare business of the Borrower and its Restricted Subsidiaries).

“Maturity Date” means (i) with respect to the Series B-2 Term Loans, ~~October 25, 2023~~ the date that is seven years after the Amendment No. 6 Effective Date, (ii) with respect to the Revolving Credit Commitments, the date that is five years after the Amendment No. 5 Effective Date, (iii) with respect to any tranche of Extended Term Loans or Extended Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Extension Request accepted by the respective Lender or Lenders, (iv) with respect to any Refinancing Term Loans or Other Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Refinancing Amendment and (v) with respect to any Incremental Term Loans or Incremental Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Incremental Amendment; provided, in each case, that if such date is not a Business Day, then the applicable Maturity Date shall be the next succeeding Business Day.

“Maximum Rate” has the meaning set forth in Section 10.10.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policies” has the meaning set forth in the definition of “Collateral and Guarantee Requirement.”

“Mortgaged Property” has the meaning set forth in the definition of “Collateral and Guarantee Requirement.”

“Mortgages” means collectively, the deeds of trust, trust deeds, deeds to secure debt, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties creating and evidencing a Lien on a Mortgaged Property in form and substance reasonably satisfactory to the Collateral Agent with such terms and provisions as may be required by the applicable Laws of the relevant jurisdiction, and any other mortgages executed and delivered pursuant to Sections 6.11 and 6.13, in each case, as the same may from time to time be amended, restated, supplemented, or otherwise modified.

“Multiemployer Plan” means any employee benefit plan of the type described in Sections 3(37) or 4001(a)(3) of ERISA, to which the Borrower, any Restricted Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six years, has made or been obligated to make contributions.

“Net Proceeds” means:

(a) 100% of the aggregate cash proceeds received by the Borrower or any of the Restricted Subsidiaries in respect of any Disposition or Casualty Event, net of the direct costs relating to such Disposition or Casualty Event, including legal, accounting and investment

Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided, further, that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Borrower or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (as determined by the Borrower in good faith) (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment; provided, further, that when calculating the Consolidated First Lien Net Leverage Ratio for purposes of (i) the definition of “Applicable Rate”, (ii) the Applicable ECF Percentage and (iii) determining actual compliance (and not Pro Forma Compliance or compliance on a Pro Forma Basis) with Section 7.11, the events that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

“Pro Rata Share” means, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Term Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities and, if applicable and without duplication, Term Loans under the applicable Facility or Facilities at such time; provided that, in the case of the Revolving Credit Facility, if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning set forth in Section 6.02.

“QFC” has the meaning set forth in Section 10.24.

“QFC Credit Support” has the meaning set forth in Section 10.24.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that, at the time the relevant Guaranty (or grant of the relevant security interest, as applicable) becomes or would become effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act and which may cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into an agreement pursuant to the Commodity Exchange Act.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified IPO” means the issuance by Holdings or any direct or indirect parent of Holdings of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Qualified Proceeds” means the fair market value of assets that are used or useful in, or Equity Interests of any Person engaged in, a Similar Business.

“Qualified Securitization Financing” means (a) any timeshare loan backed notes (such as Hilton Grand Vacations Trust 2013-A) and similar facilities, (b) any revolving non-recourse timeshare notes credit facility (such as the receivables loan agreement, dated May 9, 2013, among Hilton Grand Vacations Trust I LLC, Wells Fargo Bank, National Association, as paying agent, a commercial paper conduit lender, Deutsche Bank AG New York Branch and Bank of America, N.A., as committed lenders and Deutsche Bank AG New York Branch, as administrative agent) and similar facilities and (c) any other Securitization Financing of a Securitization Subsidiary that meets the following conditions: (x) the board of directors of the Borrower shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the Securitization Subsidiary and (y) all sales and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Borrower). The grant of a security interest in any Securitization Assets of the Borrower or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under this Agreement prior to engaging in any Securitization Financing shall not be deemed a Qualified Securitization Financing.

“Qualifying Lender” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Rating Agencies” means Moody’s and S&P.

“Rating Categories” means:

“Security Agreement” means the Security Agreement substantially in the form of Exhibit G, dated as of the Closing Date, among Holdings, the Borrower, certain subsidiaries of the Borrower and the Collateral Agent.

“Security Agreement Supplement” has the meaning set forth in the Security Agreement.

“Senior Notes Documents” means the Senior Notes Indenture and the other transaction documents referred to therein (including the related guarantee, the notes, the notes purchase agreement and the registration rights agreements).

“Senior Notes Indenture” means the Indenture for the 5 5/8% Senior Notes, dated as of October 4, 2013, among Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. as the issuers, the guarantors listed therein and Wilmington Trust, National Association, as trustee, as amended or supplemented from time to time.

“Series B-2 Term Commitment” means, as to each Term Lender, its obligation to make a Series B-2 Term Loan to the Borrower pursuant to Section 2.01(a), in an aggregate principal amount not to exceed the amount set forth opposite such Term Lender’s name in Schedule 1.01A under the caption “Series B-2 Term Commitment” or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14).

“Series B-2 Term Lender” means, at any time, any Lender that has a Series B-2 Term Commitment or a Series B-2 Term Loan at such time.

“Series B-2 Term Loans” means a Series B-2 Term Loan (as defined in and made pursuant to Section 2.01(a) of the Existing Credit Agreement) that has been amended by Amendment No. ~~4~~6.

“Similar Business” means (1) any business conducted or proposed to be conducted by the Borrower or any of its Restricted Subsidiaries on the Closing Date, and any reasonable extension thereof, or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Borrower and its Restricted Subsidiaries are engaged or propose to be engaged on the Closing Date.

“Sold Entity or Business” has the meaning set forth in the definition of the term “Consolidated EBITDA.”

“Solicited Discount Proration” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Solicited Discounted Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“Solicited Discounted Prepayment Notice” means a written notice of the Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.05(a)(v)(D) substantially in the form of Exhibit M-6.

a “Subsidiary” for any purpose under this Agreement, regardless of whether such entity is consolidated on Holdings’ or any Restricted Subsidiary’s financial statements.

“Subsidiary Guarantor” means any Guarantor other than Holdings. “Successor Company” has the meaning set forth in Section 7.04(d).

“Supplemental Agent” has the meaning set forth in Section 9.14(a) and “Supplemental Agents” shall have the corresponding meaning.

“Supported QFC” has the meaning set forth in Section 10.24.

“Swap” means, any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the swing line loan facility made available by the Swing Line Lenders pursuant to Section 2.04.

an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the Closing Date and (iii) any Subsidiary of an Unrestricted Subsidiary.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 10756, as amended or modified from time to time.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 10.24.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yen” and “¥” mean lawful money of Japan.

“Yield Differential” has the meaning set forth in Section 2.14(e)(iii).

SECTION 1.02 Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

SECTION 1.07 Timing of Payment or Performance.

When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

SECTION 1.08 Cumulative Credit Transactions.

If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Cumulative Credit immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously.

SECTION 1.09 Divisions.

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time and (c) such action shall be deemed to be permitted, in each case, if after giving effect to the preceding clauses (a) and (b), such action would otherwise be permitted under Section 7.04 and Section 7.05 hereunder.

ARTICLE II

The Commitments and Credit Extensions

SECTION 2.01 The Loans.

(a) The Term Borrowings. Subject to the terms and conditions set forth herein and in Amendment No. ~~4~~6, each Series B-2 Term Lender ~~(as defined in the Existing Credit Agreement) consenting to Amendment No. 4 has severally agreed to continue its existing Series B 2 Term Loans (as defined in the Existing Credit Agreement) as Series B 2~~agrees to make Series B-2 Term Loans (as defined herein, after giving effect to Amendment No. ~~4~~6 and the Cashless Roll (as defined in Amendment No. 6)) in an aggregate principal amount equal to its ~~Amended~~ Series B-2 Term Commitment (as defined in Amendment No. ~~4)~~ on the Amendment No. ~~4~~6 Effective Date. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein each Revolving Credit Lender severally agrees to make revolving credit loans denominated in an Approved Currency to the Borrower from its applicable Lending Office (each such loan, a “Revolving Credit Loan”) from time to time as elected by the Borrower pursuant to Section 2.02, on any Business Day during the period from the Closing Date until the Maturity Date with respect to and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares or other applicable share as provided for under this Agreement.

(ii) The Borrower may, upon, subject to clause (iii) below, written notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. noon New York City time on the date of the prepayment, and (2) any such prepayment shall be in a minimum Principal Amount of $500,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii) Notwithstanding anything to the contrary contained in this Agreement, subject to the payment of any amounts owing pursuant to Section 3.05, the Borrower may rescind any notice of prepayment under Sections 2.05(a)(i) or 2.05(a)(ii) if such prepayment would have resulted from a refinancing of all or a portion of the applicable Facility, which refinancing shall not be consummated or shall otherwise be delayed. Each prepayment of any Class of Term Loans pursuant to this Section 2.05(a) shall be applied ~~in an order of priority to~~to reduce the subsequent scheduled repayments ~~thereof required pursuant to Section 2.07(a)~~ as directed by the Borrower and, absent such direction, shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.07(a).

(iv) In the event that, on or prior to the six-month anniversary of the Amendment No. ~~4~~6 Effective Date, the Borrower (x) prepays, refinances, substitutes or replaces any Series B-2 Term Loans pursuant to a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.05(b)(iv) that constitutes a Repricing Transaction), or (y) effects any amendment, amendment and restatement or other modification of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lenders, (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Series B-2 Term Loans so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the Series B-2 Term Loans outstanding immediately prior to such amendment. If, on or prior to the six-month anniversary of the Amendment No. ~~4~~6 Effective Date, any Term Lender in respect of any Series B-2 Term Loans that is a Non-Consenting Lender and is replaced pursuant to Section 3.07(a) in connection with any amendment, amendment and restatement or other modification of this Agreement resulting in a Repricing Transaction, such Term Lender (and not any Person who replaces such Term Lender pursuant to Section 3.07(a)) shall receive its pro rata portion (as determined immediately prior to it being so replaced) of the prepayment premium or fee described in the preceding sentence. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

(v) Notwithstanding anything in any Loan Document to the contrary, so long as no Default or Event of Default has occurred and is continuing and no proceeds of Revolving Credit Borrowings are applied to fund any such repayment, any Company Party may prepay the outstanding Term Loans (which shall, for the avoidance of doubt, be automatically and otherwise have been required to be applied to reinvestments or prepayments pursuant to Section 2.05(b) or any such Excess Cash Flow would have been required to be applied to prepayments pursuant to Section 2.05(b), the Borrower applies an amount equal to such Net Proceeds or Excess Cash Flow to such reinvestments or prepayments, as applicable, as if such Net Proceeds or Excess Cash Flow had been received by the Borrower rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary).

SECTION 2.06 Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in a minimum aggregate amount of $5,000,000, or any whole multiple of $1,000,000, in excess thereof or, if less, the entire amount thereof and (iii) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess. The amount of any such Commitment reduction shall not otherwise be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrower. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the applicable Facility, which refinancing shall not be consummated or otherwise shall be delayed.

(b) Mandatory. The Series B-2 Term Commitment of each Term Lender of each Class shall be automatically and permanently reduced to $0 upon the conversions or deemed conversions of Term Loans of such Class as set forth in Section 2.01(a). The Revolving Credit Commitment of each Class shall automatically and permanently terminate on the Maturity Date with respect to such Class of Revolving Credit Commitments.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the Swing Line Sublimit or the unused Commitments of any Class of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

SECTION 2.07 Repayment of Loans.

(a) Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders, (i) with respect to Series B-2 Term Loans, on the last Business Day of each March, June, September and December, commencing with June 30, ~~2018~~2019, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Series B-2 Term Loans outstanding on the Amendment No. ~~4~~6 Effective Date (which payments shall be reduced as a result

SECTION 3.03 Inability to Determine Rates.

(a) If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the applicable Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan in a given Approved Currency, or that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan in such Approved Currency does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that deposits in the applicable Approved Currency in which such proposed Eurocurrency Rate Loan is to be denominated are not being offered to banks in the applicable offshore interbank market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan in the applicable Approved Currency, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected Approved Currency shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in the affected Approved Currency or, failing that, will be deemed to have converted such request, if applicable, into a request for a Borrowing of Base Rate Loan in the amount specified therein.

(b) If prior to the commencement of any Interest Period for a Eurocurrency Rate Loan the Borrower and the Administrative Agent reasonably determine in good faith that adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate or LIBOR, as applicable, for such Interest Period and that (i) such circumstances are unlikely to be temporary or (ii) such circumstances have not arisen but the supervisor for the administrator of LIBOR or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to LIBOR that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable which shall include a method for determining adjustments to such alternate rate of interest and this Agreement to not increase or decrease pricing in effect for the Interest Period on the Business Day immediately preceding the Business Day on which such alternate rate is selected pursuant to this provision (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate). Notwithstanding anything to the contrary in Section 10.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date that such amendment is provided to the Lenders, a written notice from the Required Lenders of each Class stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b), (x) any Committed Loan Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Rate Loan shall be ineffective and (y) if any Committed Loan Notice requests a Eurocurrency Rate Loan, such Borrowing shall be made as a Base Rate Loan; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

SECTION 3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans.

Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent and the Collateral Agent are hereby authorized to appoint an additional individual or institution selected by the Administrative Agent or the Collateral Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).

(b) In the event that the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Agent, as the context may require.

Should any instrument in writing from any Loan Party be required by any Supplemental Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Agent.

SECTION 9.15 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and the Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, the Borrower and such Lender, which agreement will not be unreasonably withheld.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE X

Miscellaneous

SECTION 10.01 Amendments, Etc.

Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders, or by the Administrative Agent with the consent of the Required Lenders, and such Loan Party and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that any amendment or waiver contemplated in clauses (g) or (i) below, shall only require the consent of such Loan Party and the Required Revolving Credit Lenders or the Required Facility Lenders under the applicable Facility, as applicable; provided, further, that no such amendment, waiver or consent shall:

such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms materially and adversely affects any Defaulting Lender (if such Lender were not a Defaulting Lender) to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding the foregoing, no Lender consent is required to effect any amendment or supplement to any First Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding the holders of Permitted First Priority Refinancing Debt, or Permitted Second Priority Refinancing Debt, as expressly contemplated by the terms of such First Lien Intercreditor Agreement, such Junior Lien Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the Lenders); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.

Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended solely with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order (x) to correct or cure ambiguities, errors, omissions, defects, (y) to effect administrative changes of a technical or immaterial nature or (z) to fix incorrect cross references or similar inaccuracies in this Agreement or the applicable Loan Document. The Collateral Documents and related documents in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such Collateral Documents or other document to be consistent with this Agreement and the other Loan Documents.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Borrower and the Administrative Agent may enter into any Incremental Amendment in accordance with Section 2.14, Refinancing Amendment in accordance with Section 2.15 and Extension Amendment in accordance with Section 2.16 and such Incremental Amendments, Refinancing Amendments and Extension Amendments shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Borrower and the Administrative Agent may enter into any amendment, waiver, consent or supplement to this Agreement and such other related changes to this Agreement as may be applicable to amend the definition of “Eurocurrency Rate” with the consents, if any, and in the manner, as set forth in Section 3.03(b).

SECTION 10.02 Notices and Other Communications; Facsimile Copies.

Swing Line Lender and the L/C Issuers have executed it and thereafter shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 10.07 (if applicable) and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

SECTION 10.18 USA PATRIOT Act.

Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information regarding such Loan Party that will allow such Lender or the Administrative Agent, as applicable, to identify, such Loan Party in accordance with the USA PATRIOT Act, and the Borrower in accordance with the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation and is effective as to the Lenders and the Administrative Agent.

SECTION 10.19 No Advisory or Fiduciary Responsibility.

(a) In connection with all aspects of each transaction contemplated hereby, each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Agents, the Lead Arrangers and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Agents, the Lead Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Agents, the Lead Arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent or Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Agents, the Lead Arrangers or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Agents, the Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Agents, the Lead Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Agents, the Lead Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed

SECTION 10.24 Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.24, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Annex I

SERIES B-2 TERM LENDER AGREEMENT

[Check ONLY ONE of the two boxes below]

CASHLESS SETTLEMENT OPTION

☐ The undersigned Lender hereby commits an amount equal to 100% of the outstanding principal amount of the Refinanced Series B-2 Term Loans held by such Lender on the Amendment No. 6 Effective Date to the making of the Refinancing Term Loan and agrees to exchange (on a cashless basis) 100% of the outstanding principal amount of the Refinanced Series B-2 Term Loans held by such Lender (as set forth below) for Refinancing Term Loans in an equal principal amount. By choosing this option the undersigned Lender hereby acknowledges and agrees that the Administrative Agent may, in its sole discretion, elect not to exchange any amount of such Lender’s Refinanced Series B-2 Term Loans for Refinancing Term Loans or to exchange (on a cashless basis) less than 100% of the principal amount of such Lender’s Refinanced Series B-2 Term Loans for Refinancing Term Loans, in which case the difference between the current principal amount of such Lender’s Refinanced Series B-2 Term Loans and the allocated principal amount of Refinancing Term Loans will be prepaid on the Amendment No. 6 Effective Date.

ASSIGNMENT SETTLEMENT OPTION

☐ The undersigned Lender hereby agrees to have an amount equal to 100% of the outstanding principal amount of the Refinanced Series B-2 Term Loans held by such Lender on the Amendment No. 6 Effective Date prepaid on the Amendment No. 6 Effective Date and to purchase by assignment Series B-2 Term Loans under the Credit Agreement in an equal principal amount. By choosing this option, the undersigned Lender hereby acknowledges and agrees that the Administrative Agent may, in its sole discretion, elect not to allocate any Series B-2 Term Loans to such Lender or to allocate to such Lender less than 100% of the principal amount of such Lender’s Refinanced Series B-2 Term Loans for Series B-2 Term Loans.

Name of Lender:

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For any Lender requiring a second signature line:

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